UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2015

VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 West Park Drive Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of certain Officers.

At the Virtusa Corporation Annual Meeting of Stockholders held on Tuesday, September 1, 2015 (the “Annual Meeting”), the stockholders of Virtusa Corporation (the “Company”) approved the Virtusa Corporation 2015 Stock Option and Incentive Plan (the “2015 Plan”), which was previously approved by the board of directors of the Company on May 20, 2015.

The maximum number of shares of the Company’s common stock authorized for issuance under the 2015 Plan is 3,000,000 shares; plus the shares underlying any outstanding awards that are forfeited, canceled, expire or are terminated (other than by exercise) under the 2015 Plan or the Company’s 2007 Stock Option and Incentive Plan (the “2007 Plan”) are added back to the shares available for issuance under the 2015 Plan. Shares tendered or held back upon exercise of an option or settlement of an award granted under the 2015 Plan to cover the exercise price or tax withholding are also available for future issuance under the 2015 Plan.

The 2015 Plan is an “omnibus” plan that provides for a variety of equity and equity-based, as well as cash based, award vehicles. The 2015 Plan will allow for the award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock awards, cash-based awards, performance-based awards (which includes equity or cash based awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code) and dividend equivalent rights.

The 2015 Plan will replace the Company’s 2007 Plan, and no further awards will be made pursuant to the 2007 Plan, except for up to 27,962 restricted stock units which have been previously approved by the Company's compensation committee in July 2015 and by our board of directors in August 2015.

The above description of the 2015 Plan is only a summary of the terms and conditions of the 2015 Plan and is qualified in its entirety by the full text of the 2015 Plan which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders

The Company’s annual meeting of shareholders was held on Tuesday, September 1, 2015 in Westborough Massachusetts. The matters voted on and the results of the vote were as follows:

Proposal 1:  The Company’s shareholders re-elected the following class II directors to each serve for a three year term or until a successor is elected or qualified or until his earlier resignation or removal.

DIRECTOR NOMINEE	FOR	WITHHELD	NON VOTES

Martin Trust	26,064,593	225,320	1,260,049
Izhar Armony	25,890,380	399,533	1,260,049
Rowland T. Moriarty	25,872,909	417,004	1,260,049

Proposal 2: The Company’s shareholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2016.

Number of Votes

FOR	AGAINST	ABSTAIN

27,045,909	477,934	26,119

Proposal 3:  The Company’s shareholders approved the Virtusa Corporation 2015 Stock Option and Incentive Plan.

Number of Votes

FOR	AGAINST	ABSTAIN

25,228,523	754,243	307,147

Proposal 4: The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

Number of Votes

FOR	AGAINST	ABSTAIN

25,717,040	231,088	341,785

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	DESCRIPTION

10.1*+

Virtusa Corporation 2015 Stock Option and Incentive Plan, including, Form of Non-Qualified Stock Option Agreement for Company Employees, Form of Non-Qualified Stock Option Agreement for Non-Employee Directors, Form of Non-Qualified Stock Option Agreement for Company Employees — INDIA, Form of Employee Restricted Stock Award Agreement, Form of Restricted Stock Award Agreement for Non-Employee Directors Form of Employee Restricted Stock Award Agreement — INDIA, Form of Employee Restricted Stock Unit Agreement, Form of Restricted Stock Unit Agreement for Non-Employee Directors, Form of Employee Restricted Stock Unit Agreement — INDIA, Form of Employee Performance Based Restricted Stock Award Agreement, Form of Employee Performance Based Restricted Stock Award Agreement — INDIA, Form of Employee Performance Based Restricted Stock Unit Agreement, Form of Employee Performance Based Restricted Stock Unit Agreement — INDIA.

+Indicates a management contract or compensation plan, contract or arrangement.

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation

Date: September 4, 2015	By:	/s/ Ranjan Kalia
Ranjan Kalia
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1*+

Virtusa Corporation 2015 Stock Option and Incentive Plan, including, Form of Non-Qualified Stock Option Agreement for Company Employees, Form of Non-Qualified Stock Option Agreement for Non-Employee Directors, Form of Non-Qualified Stock Option Agreement for Company Employees — INDIA, Form of Employee Restricted Stock Award Agreement, Form of Restricted Stock Award Agreement for Non-Employee Directors Form of Employee Restricted Stock Award Agreement — INDIA, Form of Employee Restricted Stock Unit Agreement, Form of Restricted Stock Unit Agreement for Non-Employee Directors, Form of Employee Restricted Stock Unit Agreement — INDIA, Form of Employee Performance Based Restricted Stock Award Agreement, Form of Employee Performance Based Restricted Stock Award Agreement — INDIA, Form of Employee Performance Based Restricted Stock Unit Agreement, Form of Employee Performance Based Restricted Stock Unit Agreement — INDIA.

+Indicates a management contract or compensation plan, contract or arrangement.

*Filed herewith.